AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AGREEMENT

OCTOBER 1, 2016

This Amendment No. 1 to the Investment Advisory Agreement (the “Agreement”) dated May 30, 2014 by and between ASTON FUNDS, a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust set forth on Schedule A hereto as may be amended from time to time (each, a “Fund” and collectively, the “Funds”) and ASTON ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), shall be effective October 1, 2016. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

WHEREAS, effective as of October 1, 2016, the Adviser was merged with and into AMG Funds LLC;

WHEREAS, pursuant to the merger, all rights and obligations of the Adviser under this Agreement were vested in AMG Funds LLC;

WHEREAS, the Board of Trustees of the Trust approved changes to the advisory fee rate with respect to each Fund, effective October 1, 2016; and

WHEREAS, in light of the foregoing, it is desirable to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be bound, the parties agree follows:

1. The term “Adviser” shall mean AMG Funds LLC.

2. Schedule A of the Agreement is replaced in its entirety with the attached Schedule A.

3. Schedule B of the Agreement is replaced in its entirety with the attached Schedule B.

4. Except as expressly amended and modified by this Amendment No. 1, all provisions of the Agreement remain in full force and effect.

5. Except to the extent governed by federal law, including the 1940 Act, this Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principle of conflicts of laws thereunder.

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their duly authorized officers as of the day and year first above written.

AMG FUNDS IV (formerly ASTON FUNDS)

By:	/s/ Jeffrey T. Cerutti
Name:	Jeffrey T. Cerutti
Title:	President and Chief Executive Officer

AMG FUNDS LLC

By:	/s/ Keitha L. Kinne
Name:	Keitha L. Kinne
Title:	Chief Operating Officer

SCHEDULE A

Fund	Effective Date	Initial Term
AMG GW&K U.S. Small Cap Growth Fund (formerly ASTON Small Cap Fund)	May 30, 2014	December 31, 2015
AMG Managers Anchor Capital Enhanced Equity Fund (formerly ASTON/Anchor Capital Enhanced Equity Fund)	May 30, 2014	December 31, 2015
AMG Managers Cornerstone Large Cap Value Fund (formerly ASTON/ Cornerstone Large Cap Value Fund)	May 30, 2014	December 31, 2015
AMG Managers DoubleLine Core Plus Bond Fund (formerly ASTON/ DoubleLine Core Plus Fixed Income Fund)	May 30, 2014	December 31, 2015
AMG Managers Fairpointe Focused Equity Fund (formerly ASTON/ Fairpointe Focused Equity Fund)	December 19, 2014	December 18, 2016
AMG Managers Fairpointe Mid Cap Fund (formerly ASTON/Fairpointe Mid Cap Fund)	May 30, 2014	December 31, 2015
AMG Managers Guardian Capital Global Dividend Fund (formerly ASTON/Guardian Capital Global Dividend Fund)	May 30, 2014	December 31, 2015
AMG Managers Herndon Large Cap Value Fund (formerly ASTON/ Herndon Large Cap Value Fund)	May 30, 2014	December 31, 2015
AMG Managers Lake Partners LASSO Alternatives Fund (formerly ASTON/Lake Partners LASSO Alternatives Fund)	May 30, 2014	December 31, 2015
AMG Managers LMCG Small Cap Growth Fund (formerly ASTON/ LMCG Small Cap Growth Fund)	May 30, 2014	December 31, 2015
AMG Managers Montag & Caldwell Balanced Fund (formerly ASTON/ Montag & Caldwell Balanced Fund)	May 30, 2014	December 31, 2015
AMG Managers Montag & Caldwell Growth Fund (formerly ASTON/ Montag & Caldwell Growth Fund)	May 30, 2014	December 31, 2015
AMG Managers Montag & Caldwell Mid Cap Growth Fund (formerly ASTON/Montag & Caldwell Mid Cap Growth Fund)	May 30, 2014	December 31, 2015
AMG Managers Pictet International Fund (formerly ASTON/Pictet International Fund)	May 30, 2014	December 31, 2015
AMG Managers Silvercrest Small Cap Fund (formerly ASTON/ Silvercrest Small Cap Fund)	May 30, 2014	December 31, 2015
AMG Managers Value Partners Asia Dividend Fund (formerly ASTON/ Value Partners Asia Dividend Fund)	December 15, 2015	December 14, 2017
AMG River Road Dividend All Cap Value Fund (formerly ASTON/ River Road Dividend All Cap Value Fund)	May 30, 2014	December 31, 2015
AMG River Road Dividend All Cap Value Fund II (formerly ASTON/ River Road Dividend All Cap Value Fund II)	May 30, 2014	December 31, 2015
AMG River Road Focused Absolute Value Fund (formerly ASTON/ River Road Focused Absolute Value Fund)	October 30, 2015	October 29, 2017
AMG River Road Long-Short Fund (formerly ASTON/River Road Long-Short Fund)	May 30, 2014	December 31, 2015
AMG River Road Select Value Fund (formerly ASTON/River Road Select Value Fund)	May 30, 2014	December 31, 2015
AMG River Road Small Cap Value Fund (formerly ASTON/River Road Small Cap Value Fund)	May 30, 2014	December 31, 2015

SCHEDULE B

Fund	Fee Rate
AMG GW&K U.S. Small Cap Growth Fund (formerly ASTON Small Cap Fund)	0.80% of the Fund’s average daily net assets
AMG Managers Anchor Capital Enhanced Equity Fund (formerly ASTON/Anchor Capital Enhanced Equity Fund)	0.60% of the Fund’s average daily net assets
AMG Managers Cornerstone Large Cap Value Fund (formerly ASTON/Cornerstone Large Cap Value Fund)	0.60% of the Fund’s average daily net assets
AMG Managers DoubleLine Core Plus Bond Fund (formerly ASTON/DoubleLine Core Plus Fixed Income Fund)	0.45% of the Fund’s average daily net assets
AMG Managers Fairpointe Focused Equity Fund (formerly ASTON/Fairpointe Focused Equity Fund)	0.70% of the Fund’s average daily net assets
AMG Managers Fairpointe Mid Cap Fund (formerly ASTON/Fairpointe Mid Cap Fund)	0.70% for the first $100 million[1] 0.65% for the next $300 million[1] 0.60% over $400 million[1]
AMG Managers Guardian Capital Global Dividend Fund (formerly ASTON/Guardian Capital Global Dividend Fund)	0.70% of the Fund’s average daily net assets
AMG Managers Herndon Large Cap Value Fund (formerly ASTON/Herndon Large Cap Value Fund)	0.60% of the Fund’s average daily net assets
AMG Managers Lake Partners LASSO Alternatives Fund (formerly ASTON/Lake Partners LASSO Alternatives Fund)	0.90% of the Fund’s average daily net assets
AMG Managers LMCG Small Cap Growth Fund (formerly ASTON/LMCG Small Cap Growth Fund)	0.90% of the Fund’s average daily net assets
AMG Managers Montag & Caldwell Balanced Fund (formerly ASTON/Montag & Caldwell Balanced Fund)	0.65% of the Fund’s average daily net assets
AMG Managers Montag & Caldwell Growth Fund (formerly ASTON/Montag & Caldwell Growth Fund)	0.70% for the first $800 million[1] 0.50% over $800 million up to $6 billion[1] 0.45% over $6 billion up to $12 billion[1] 0.40% over $12 billion[1]
AMG Managers Montag & Caldwell Mid Cap Growth Fund (formerly ASTON/Montag & Caldwell Mid Cap Growth Fund)	0.75% of the Fund’s average daily net assets
AMG Managers Pictet International Fund (formerly ASTON/Pictet International Fund)	0.80% of the Fund’s average daily net assets
AMG Managers Silvercrest Small Cap Fund (formerly ASTON/Silvercrest Small Cap Fund)	0.90% of the Fund’s average daily net assets
AMG Managers Value Partners Asia Dividend Fund (formerly ASTON/Value Partners Asia Dividend Fund)	0.80% of the Fund’s average daily net assets
AMG River Road Dividend All Cap Value Fund (formerly ASTON/River Road Dividend All Cap Value Fund)	0.60% of the Fund’s average daily net assets
AMG River Road Dividend All Cap Value Fund II (formerly ASTON/River Road Dividend All Cap Value Fund II)	0.60% of the Fund’s average daily net assets

[1]	Amounts represent average daily net assets.

AMG River Road Focused Absolute Value Fund (formerly ASTON/River Road Focused Absolute Value Fund)	0.60% of the Fund’s average daily net assets
AMG River Road Long-Short Fund (formerly ASTON/River Road Long-Short Fund)	1.10% of the Fund’s average daily net assets
AMG River Road Select Value Fund (formerly ASTON/River Road Select Value Fund)	0.90% of the Fund’s average daily net assets
AMG River Road Small Cap Value Fund (formerly ASTON/River Road Small Cap Value Fund)	0.80% of the Fund’s average daily net assets